EXHIBIT 10.8.2

                                  AMENDMENT TO
                        1998 INCENTIVE STOCK OPTION PLAN

                               CNB HOLDINGS, INC.


         THIS AMENDMENT TO THE 1998 INCENTIVE STOCK OPTION PLAN (this "Amendment") is made and entered into as of the 21st day of June, 2004.

         WHEREAS, CNB Holdings, Inc. (the "Company") has established that certain 1998 Incentive Stock Option Plan (the "Plan"), pursuant to which options to purchase shares of the Company's common stock, par value $1.00 per share, may be issued on the terms and conditions contained in the Plan; and

         WHEREAS, the Board of Directors now desires to amend the Plan on the terms and conditions set forth herein as permitted by Section 10 of the Plan;

         NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

         1. SHARES SUBJECT TO THE PLAN. Section 4 of the Plan is hereby amended by deleting Section 4 in its entirety and inserting the following in lieu thereof:

         "4. Shares Subject to Plan. The shares subject to the Plan shall be authorized but unissued or treasury shares of the Company's One Dollar ($1.00) par value common stock (the "Common Stock"). Subject to readjustment in accordance with the provisions of paragraph 6 of the Plan, the maximum number of shares of Common Stock for which options may be granted under the Plan shall be two hundred seventy-five thousand (275,000) shares, and the adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of two hundred seventy-five thousand (275,000) shares of Common Stock for issuance only upon the exercise of options granted under the Plan. In the event that any outstanding option granted under the Plan for any reason expires or is terminated prior to the end of the period during which options may be granted under the Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to any option granted under the Plan."

         2. INCONSISTENT PROVISIONS. All provisions of the Plan which have not been amended by this Amendment shall remain in full force and effect. Notwithstanding the foregoing, to the extent that there is any inconsistency between the provisions of the Plan and the provisions of this Amendment, the provisions of the Amendment shall control.



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         THIS AMENDMENT is adopted to be effective as of the approval of said amendment by the shareholders of the Company, and the Company has caused this Amendment to be executed by its duly authorized officer.

                                         CNB HOLDINGS, INC.


                                         By:  /s/ H. N. Padget
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                                         Name:    H. N. Padget
                                              ----------------------------------
                                         Title:   President/CEO
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